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KPMG
        700 Louisiana                                   Telephone 713 319 2000
        Houston, TX 77002                               Fax 713 319 2041



The Board of Directors
Crown Castle International Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Houston, Texas
May 16, 2000